Exhibit 99.2

________ __, 2005

To: Participants in the 401(k) Plan of Banknorth Group, Inc.

     As described in the enclosed materials, your proxy is being solicited in connection with an upcoming special meeting of shareholders of Banknorth Group, Inc. because you have shares of Banknorth common stock allocated to your account under Banknorth’s 401(k) Plan. At the special meeting, you will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, pursuant to which The Toronto-Dominion Bank will acquire 51% of the outstanding shares of common stock of Banknorth, as well as other related proposals. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of common stock of Banknorth allocated to your account(s) under the 401(k) Plan will be voted.

     Enclosed with this letter is the prospectus/proxy statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) under the 401(k) Plan, and a stamped, pre-addressed return envelope. After you have reviewed the proxy statement, I urge you to vote your shares in the 401(k) Plan by marking, dating, signing and returning the enclosed voting instruction ballot in the envelope provided to American Stock Transfer & Trust Company, our transfer agent. Your voting instructions will remain completely confidential. Only our transfer agent will have access to your ballot in order to certify the totals for the 401(k) Plan to Banknorth, N.A., which acts as Trustee for the plan, for the purpose of having those shares voted. No person associated with Banknorth Group, Inc. or Banknorth, N.A. will see the individual voting instructions.

     I urge each of you to vote, as a means of participating in the governance of the affairs of Banknorth. If our transfer agent receives your properly signed voting instruction ballot, but the ballot does not specify your vote for or against the proposals or your choice to abstain from voting on the proposals, the shares allocated to your account(s) in the 401(k) Plan will be voted for the proposal to approve the merger agreement and for each of the other proposals. If your voting instruction ballot is not received, the shares allocated to your account(s) in the 401(k) Plan will not be voted, which will have the same effect as a vote against the merger agreement. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Sincerely yours,

William J. Ryan
Chairman, President and Chief Executive Officer

BANKNORTH GROUP, INC.
Special Meeting of Shareholders
________ ___, 2005

This Ballot is solicited on behalf of the Board of Directors.

     The undersigned, as a participant who has common stock of Banknorth Group, Inc. allocated to his or her account under the Banknorth Group, Inc. 401(k) Plan, hereby instructs Banknorth, N.A., as Trustee for the 401(k) Plan, to vote as designated on the reverse of this card all of the shares of common stock of Banknorth Group, Inc. which the undersigned has allocated to his or her account pursuant to the 401(k) Plan at the special meeting of shareholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on             day,                   , 2005, at    :      .m., local time, or any adjournment thereof.

     Shares of common stock of Banknorth Group, Inc. will be voted as specified. If you return this ballot properly signed but do not otherwise specify your vote for or against the proposals or your choice to abstain from voting on the proposals, shares allocated to your account under the 401(k) Plan will be voted “FOR” the proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, “FOR” the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of Banknorth Delaware Inc., which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank, and “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies with respect to each of the foregoing proposals. If you do not return this ballot, shares allocated to your account under the 401(k) Plan will not be voted, which will have the same effect as a vote against the merger agreement.

IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

SEE REVERSE SIDE

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

Your telephone or internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your ballot.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A: To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.

When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/BNK

IF YOU VOTE BY PHONE OR INTERNET — DO NOT MAIL THE BALLOT.
THANK YOU FOR VOTING.

Call ** Toll Free ** On a Touch-Telephone
1-888-297-9580
There is NO CHARGE to you for this call

CONTROL NUMBER
for Telephone/Internet Voting

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PLEASE COMPLETE EITHER THIS ITEM OR THE INDIVIDUAL PROPOSALS BELOW, BUT NOT BOTH. You may vote on all proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 1, 2 and 3A-L) by marking a box to the right. If you mark both this item and any individual proposal below only your vote on this item will be counted.
FOR ☐	AGAINST ☐	ABSTAIN ☐

1. Proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, and the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. Proposal to approve the reincorporation of Banknorth Group, Inc. from Maine to Delaware as provided by the merger agreement, which, among other things, will result in the inapplicability of Sections 1109 and 1110 of the Maine Business Corporation Act, antitakeover provisions which restrict business combinations between Banknorth Group, Inc. and a significant shareholder and which give Banknorth Group, Inc.’s shareholders the right to demand payment of the fair value of their shares from a person or entity which becomes a significant shareholder.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Proposals to approve the governance and other provisions of the post-transaction certificate of incorporation of Banknorth Delaware Inc. (which will be the successor to Banknorth Group, Inc. following the completion of the transaction), consisting of the following proposals:

A. Proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

B. Proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware Inc. and its committees, which will facilitate TD’s ability to control the board and its committees.

FOR	AGAINST	ABSTAIN
☐	☐	☐

C. Proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances.

FOR	AGAINST	ABSTAIN
☐	☐	☐

D. Proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders.

FOR	AGAINST	ABSTAIN
☐	☐	☐

E. Proposal to approve the elimination of Banknorth Group, Inc’s classified board and elect all directors annually.

FOR	AGAINST	ABSTAIN
☐	☐	☐

F. Proposal to approve the elimination of the “fair price” provision in Banknorth Group, Inc.’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

G. Proposal to approve the elimination of the super-majority voting requirements in Banknorth Group, Inc.’s articles of incorporation relating to charter amendments.

FOR	AGAINST	ABSTAIN
☐	☐	☐

H. Proposal to approve the elimination of the provision in Banknorth Group, Inc.’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies.

FOR	AGAINST	ABSTAIN
☐	☐	☐

I. Proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware Inc. to adopt antitakeover provisions that are inconsistent with TD’s Rights under the stockholders agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

J. Proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth Delaware Inc. opts out of coverage under Section 203 of the Delaware General Corporation Law.

FOR	AGAINST	ABSTAIN
☐	☐	☐

K. Proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware Inc. in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware Inc. common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

L. Proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware Inc. and TD.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE APPROVAL OF EACH OF PROPOSALS 1, 2 AND 3A-L IS A CONDITION TO COMPLETION OF THE PROPOSED TRANSACTION WITH THE TORONTO-DOMINION BANK. IF YOU WISH TO APPROVE THIS TRANSACTION, YOU MUST APPROVE EACH OF THESE PROPOSALS.

4. To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any adjournment thereof.

The Board of Directors of Banknorth Group, Inc. recommends a vote “FOR” approval of the merger agreement, “FOR” approval of the other proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 2 and 3A-L) and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies with respect to any of the foregoing proposals. Such votes are hereby solicited by the Board of Directors.

The approval of each of Proposals 1, 2 and 3A-L is a condition to completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank, and thus a vote against any such proposal effectively will be a vote against the transaction.

Date:

Signature

Signature (if held jointly)

Note: Please sign exactly as your name or names appear on this ballot. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

Note: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope. To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name on the account may not be submitted via this method. ☐

________ __, 2005

To: Participants in the Employee Stock Ownership Plan of Cape Cod Bank and Trust Company

     As described in the enclosed materials, your proxy is being solicited in connection with an upcoming special meeting of shareholders of Banknorth Group, Inc. because you have shares of Banknorth common stock allocated to your account under the Cape Cod Bank and Trust Company Employee Stock Ownership Plan (“ESOP”). At the special meeting, you will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, pursuant to which The Toronto-Dominion Bank will acquire 51% of the outstanding shares of common stock of Banknorth, as well as other related proposals. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of common stock of Banknorth allocated to your account(s) under the ESOP will be voted.

     Enclosed with this letter is the prospectus/proxy statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) under the ESOP, and a stamped, pre-addressed return envelope. After you have reviewed the proxy statement, I urge you to vote your shares in the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot in the envelope provided to American Stock Transfer & Trust Company, our transfer agent. Your voting instructions will remain completely confidential. Only our transfer agent will have access to your ballot in order to certify the totals for the ESOP Plan to Banknorth, N.A., which acts as Trustee for the plan, for the purpose of having those shares voted. No person associated with Banknorth Group, Inc. or Banknorth, N.A. will see the individual voting instructions.

     I urge each of you to vote, as a means of participating in the governance of the affairs of Banknorth. If our transfer agent receives your properly signed voting instruction ballot, but the ballot does not specify your vote for or against the proposals or your choice to abstain from voting on the proposals, the shares allocated to your account(s) in the ESOP will be voted for the proposal to approve the merger agreement and for each of the other proposals. If your voting instruction ballot is not received, the shares allocated to your account(s) in the ESOP will not be voted, which will have the same effect as a vote against the merger agreement. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Sincerely yours,

William J. Ryan
Chairman, President and Chief Executive Officer

BANKNORTH GROUP, INC.
Special Meeting of Shareholders
________ ___, 2005

This Ballot is solicited on behalf of the Board of Directors.

     The undersigned, as a participant who has common stock of Banknorth Group, Inc. allocated to his or her account under the Cape Cod Bank and Trust Company Employee Stock Ownership Plan (“ESOP”) hereby instructs Banknorth, N.A., as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of common stock of Banknorth Group, Inc. which the undersigned has allocated to his or her account pursuant to the ESOP at the special meeting of shareholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on                day,                         , 2005, at    :         .m., local time, or any adjournment thereof.

     Shares of common stock of Banknorth Group, Inc. will be voted as specified. If you return this ballot properly signed but do not otherwise specify your vote for or against the proposals or your choice to abstain from voting on the proposals, shares allocated to your account under the ESOP will be voted “FOR” the proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, “FOR” the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of Banknorth Delaware Inc., which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank, and “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies with respect to each of the foregoing proposals. If you do not return this ballot, shares allocated to your account under the ESOP will not be voted, which will have the same effect as a vote against the merger agreement.

IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

SEE REVERSE SIDE

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

Your telephone or internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your ballot.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A: To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.

When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/BNK

IF YOU VOTE BY PHONE OR INTERNET — DO NOT MAIL THE BALLOT.
THANK YOU FOR VOTING.

Call ** Toll Free ** On a Touch-Telephone
1-888-297-9580
There is NO CHARGE to you for this call

CONTROL NUMBER
for Telephone/Internet Voting

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PLEASE COMPLETE EITHER THIS ITEM OR THE INDIVIDUAL PROPOSALS BELOW, BUT NOT BOTH. You may vote on all proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 1, 2 and 3A-L) by marking a box to the right. If you mark both this item and any individual proposal below only your vote on this item will be counted.
FOR ☐	AGAINST ☐	ABSTAIN ☐

1. Proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, and the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. Proposal to approve the reincorporation of Banknorth Group, Inc. from Maine to Delaware as provided by the merger agreement, which, among other things, will result in the inapplicability of Sections 1109 and 1110 of the Maine Business Corporation Act, antitakeover provisions which restrict business combinations between Banknorth Group, Inc. and a significant shareholder and which give Banknorth Group, Inc.’s shareholders the right to demand payment of the fair value of their shares from a person or entity which becomes a significant shareholder.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Proposals to approve the governance and other provisions of the post-transaction certificate of incorporation of Banknorth Delaware Inc. (which will be the successor to Banknorth Group, Inc. following the completion of the transaction), consisting of the following proposals:

A. Proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

B. Proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware Inc. and its committees, which will facilitate TD’s ability to control the board and its committees.

FOR	AGAINST	ABSTAIN
☐	☐	☐

C. Proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances.

FOR	AGAINST	ABSTAIN
☐	☐	☐

D. Proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders.

FOR	AGAINST	ABSTAIN
☐	☐	☐

E. Proposal to approve the elimination of Banknorth Group, Inc’s classified board and elect all directors annually.

FOR	AGAINST	ABSTAIN
☐	☐	☐

F. Proposal to approve the elimination of the “fair price” provision in Banknorth Group, Inc.’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

G. Proposal to approve the elimination of the super-majority voting requirements in Banknorth Group, Inc.’s articles of incorporation relating to charter amendments.

FOR	AGAINST	ABSTAIN
☐	☐	☐

H. Proposal to approve the elimination of the provision in Banknorth Group, Inc.’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies.

FOR	AGAINST	ABSTAIN
☐	☐	☐

I. Proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware Inc. to adopt antitakeover provisions that are inconsistent with TD’s Rights under the stockholders agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

J. Proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth Delaware Inc. opts out of coverage under Section 203 of the Delaware General Corporation Law.

FOR	AGAINST	ABSTAIN
☐	☐	☐

K. Proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware Inc. in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware Inc. common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

L. Proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware Inc. and TD.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE APPROVAL OF EACH OF PROPOSALS 1, 2 AND 3A-L IS A CONDITION TO COMPLETION OF THE PROPOSED TRANSACTION WITH THE TORONTO-DOMINION BANK. IF YOU WISH TO APPROVE THIS TRANSACTION, YOU MUST APPROVE EACH OF THESE PROPOSALS.

4. To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any adjournment thereof.

The Board of Directors of Banknorth Group, Inc. recommends a vote “FOR” approval of the merger agreement, “FOR” approval of the other proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 2 and 3A-L) and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies with respect to any of the foregoing proposals. Such votes are hereby solicited by the Board of Directors.

The approval of each of Proposals 1, 2 and 3A-L is a condition to completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank, and thus a vote against any such proposal effectively will be a vote against the transaction.

Date:

Signature

Signature (if held jointly)

Note: Please sign exactly as your name or names appear on this ballot. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

Note: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name on the account may not be submitted via this method. ☐